Exhibit 99.1

Four Oaks Fincorp, Inc. Declares 2009 Third Quarter Dividend

FOUR OAKS, N.C.--(BUSINESS WIRE)--July 28, 2009--Four Oaks Fincorp, Inc. (OTCBB: FOFN), holding company for Four Oaks Bank & Trust Company, today announced that the Board of Directors declared a cash dividend of 4 cents per share payable on or after September 8, 2009, to shareholders of record on August 28, 2009. This dividend is 50% less than the third quarter 2008 dividend due to reduced earnings caused by the effect of current economic conditions on the bank and our customers.

CONTACT:
Four Oaks Fincorp, Inc.
Ayden R. Lee, Jr., Chairman, President, and Chief Executive Officer, or
Nancy S. Wise, Executive Vice President and Chief Financial Officer
919-963-2177